Exhibit 8.1

[Letterhead of Heller Ehrman White & McAuliffe LLP]

June 24, 2004

RITA Medical Systems, Inc.

967 N. Shoreline Blvd.,

Mountain View, CA 94043

Ladies and Gentlemen:

This opinion is being delivered to you in connection with the Agreement and Plan of Merger dated as of May 12, 2004 (the “Merger Agreement”), among RITA Medical Systems, Inc., a Delaware corporation (“Parent”), Hornet Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Horizon Medical Products, Inc., a Delaware corporation (the “Company”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as the Surviving Corporation (the “Merger”) and becoming a wholly owned subsidiary of Parent.

Except as otherwise provided, capitalized terms used but not defined in this opinion have the meanings set forth in the Merger Agreement. All “section” references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

We have acted as counsel to Parent in connection with the Merger. You have requested our opinion concerning the description of the material U.S. federal income tax consequences of the Merger described in the registration statement on Form S-4 filed with the Securities and Exchange Commission, as amended at any time to and including the date hereof (the “Registration Statement”). For the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy at all relevant times (including without limitation the Effective Time) of, the statements, covenants, representations, and warranties contained in the following documents (including all exhibits and schedules attached thereto):

(a) the Merger Agreement;

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(b) the Officer’s Tax Certificates delivered to us by the Company, Merger Sub and Parent pursuant to the Merger Agreement (the “Tax Representation Letters”);

(c) the Registration Statement; and

(d) such other instruments and documents related to the formation, organization, and operation of the Company, Merger Sub, and Parent and related to the consummation of the Merger, and the other transactions contemplated by the Merger Agreement as we have deemed necessary or appropriate.

In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

(a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

(b) All representations, warranties, and statements made or agreed to by the Company, Merger Sub, and Parent, their managements, employees, officers, and directors in connection with the Merger, including but not limited to, those set forth or described in the Merger Agreement (including the exhibits thereto), the Registration Statement, and the Tax Representation Letters are true and accurate at all relevant times;

(c) All covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

(d) The Merger will be reported by the Company, Merger Sub, and Parent on their respective federal income tax returns in a manner consistent with the opinion set forth below;

(e) Any representation or statement made to a party’s “knowledge” or similarly qualified is correct without such qualification;

(f) The Registration Statement, the Merger Agreement, and the Tax Representation Letters reflect all the material facts relating to the Merger, the Company, Merger Sub, and Parent;

(g) The Merger will qualify as a statutory merger under applicable state law;

(h) As to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

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(i) Any instrument issued by the Company that is formally characterized as a debt obligation, including without limitation the Company’s Senior Subordinated Convertible Notes, will be treated as debt rather than as equity for federal income tax purposes; and

(j) An opinion of counsel, substantially identical in substance to this opinion, has been delivered to the Company by King & Spalding LLP, and will not be withdrawn prior to the Effective Date.

Based on our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth here and in the Registration Statement, we are of the opinion that the discussion set forth in the Registration Statement under the heading “The Proposed Merger — Material U.S. Federal Income Tax Consequences of the Merger,” constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the Merger generally applicable to a Company stockholder.

This opinion is limited to the federal income tax consequences of the Merger and does not address the various state, local, or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth here, and this opinion may not be relied upon except with respect to the consequences specifically discussed here. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws (including, without limitation, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax in the year in which the Merger occurs, banks, tax-exempt organizations, non-United States persons, stockholders who exercise dissenters’ rights, and stockholders who acquired their shares pursuant to the exercise of options or otherwise as compensation or who hold their stock as part of a straddle or risk reduction transaction). To the extent that any of the representations, warranties, statements, and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

No ruling has been sought from the Internal Revenue Service by the Company, Parent or Merger Sub as to the federal income tax consequences of any aspect of the Merger. This opinion is not binding on the Internal Revenue Service or any court of law, administrative agency or other governmental body and represents only our judgment as to the likely outcome if the federal income tax consequences of the Merger were properly presented to a court of competent jurisdiction. Our conclusions are based on the Code, existing judicial decisions, administrative regulations, and published rulings as in effect on the date of this opinion. No assurance can be given that future legislative, judicial, or administrative changes or interpretations will not adversely affect the accuracy of our conclusions. We undertake no

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responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

We consent to the use of this opinion as an exhibit to the Registration Statement, to references to this opinion in the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”) or the rules or regulations promulgated thereunder or that we are experts with respect to any portions of the S-4 Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules or regulations promulgated thereunder. The filing of this opinion as an exhibit to the S-4 Registration Statement and the references to the opinion and our firm therein are not intended to create liability under applicable state law to any person other than Parent, our client.

Very truly yours,

/s/    Heller Ehrman White & McAuliffe LLP